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Exhibit 24.2

RESOLUTION REGARDING FILING FORM 10-K ANNUAL REPORT

        RESOLVED, that the Form 10-K Annual Report for the year 2003 be, and hereby is, approved and that the proper Officers of the Corporation be, and they hereby are, authorized and empowered to execute by powers of attorney the Form 10-K and to make such additions, supplements and changes thereto as in their opinion may be necessary or desireable and to cause such material to be delivered to stockholders and filed with the Securities and Exchange Commission and other appropriate regulatory agencies.

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  Exhibit 24.2
RESOLUTION REGARDING FILING FORM 10-K ANNUAL REPORT